PROXY

                             HEALTHSOUTH Corporation
               SPECIAL MEETING OF STOCKHOLDERS -- January 17, 1996
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

   The undersigned hereby appoints RICHARD M. SCRUSHY and AARON BEAM, JR. or _________________________________________, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company") which the undersigned could vote if personally present at the Special Meeting of Stockholders of the Company to be held at Two Perimeter Park South, Birmingham, Alabama 35243, on Wednesday, January 17, 1996, at 11:00 a.m., C.S.T., and any adjournment thereof:

                  (Continued and to be signed on other side)

                                                                 [ ] Please mark
                                                                      your vote
                                                                       as the

              ---------------
                 Common

1. Approval and adoption of an Amended and Restated Plan and Agreement of Merger, dated October 9, 1995, attached as Annex A to the Prospectus-Joint
   Proxy Statement that has been transmitted in connection with the Special Meeting, pursuant to which SCA Acquisition Corporation, a wholly-owned subsidiary of the Company, will merge with and into Surgical Care Affiliates, Inc. ("SCA"), and stockholders of SCA will receive a specified number of shares of HEALTHSOUTH Common Stock for each share of SCA Common Stock surrendered for exchange, all as described in said Prospectus-Joint Proxy Statement.

  FOR                                AGAINST                            ABSTAIN

  | ]                                 | ]                                 | ]

2. Adoption and approval of an Amendment to the Restated Certificate of Incorporation of the Company to increase the authorized Common Stock of the Company to 250,000,000 shares of Common Stock, par value $.01 per share.

  FOR                                AGAINST                            ABSTAIN

  | ]                                 [ ]                                 | ]

3. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1 and 2 above. Any stockholder who wishes to withhold the discretionary authority referred to in Item 3 above should mark a line through the entire Item.

Dated:
      ---------------------------------

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Signature(s)

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(Please  sign  exactly  and  as  fully  as  your  name  appears  on  your  stock certificate. If shares are held jointly, each stockholder should sign.)

Please mark, sign, date and return promptly, using the enclosed Envelope. No postage is required